UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 10, 2013

FURNITURE BRANDS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-00091	43-0337683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Brentwood, St. Louis, Missouri		63105
(Address of principal executive offices)		(zip code)

(314) 863-1100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(a)On July 10, 2013, Furniture Brands International, Inc. (the “Company”) received a notice from the New York Stock Exchange (“NYSE”) that it had fallen below the NYSE's continued listing standards relating to minimum average market capitalization and total stockholders' equity. The NYSE's continued listing standards require that the Company maintain an average market capitalization of not less than $50 million over a consecutive 30 trading-day period and total stockholders' equity of not less than $50 million.

Under applicable NYSE procedures, the Company has 45 days from receipt of the notification to submit a plan to the NYSE to demonstrate its ability to achieve compliance with the continued listing standards within 18 months. The Company intends to submit such a plan. In the event the plan is approved by the NYSE, the Company's common stock will continue to be listed on the NYSE during the 18 month cure period, subject to compliance with other NYSE continued listing requirements.

On July 15, 2013, the Company announced, through a press release, its receipt of the non-compliance notice and its intention to regain compliance. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.     Description

99.1	Press release of Furniture Brands International, Inc. dated July 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    July 15, 2013

Furniture Brands International, Inc.
(Registrant)

By:	/s/ Meredith M. Graham
Name:	Meredith M. Graham
Title:	Chief Administrative Officer, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.     Description

99.1	Press release of Furniture Brands International, Inc. dated July 15, 2013.